Exhibit 99.2

Quarterly Supplemental Information

December 31, 2010

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page

Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-7
Key Performance Indicators	8

Financials
Balance Sheet	9
Income Statements	10-11
Funds From Operations / Adjusted Funds From Operations	12
Same Store Analysis	13-14
Capitalization Analysis	15
Debt Summary	16
Debt Detail	17
Debt Analysis	18

Operational & Portfolio Information - Office Investments
Tenant Diversification	19
Tenant Credit Rating & Lease Distribution Information	20
Leasing Activity	21
Lease Expiration Schedule	22
Annual Lease Expirations	23
Capital Expenditures & Commitments	24
Contractual Tenant Improvements & Leasing Commissions	25
Geographic Diversification	26
Industry Diversification	27

Other Investments
Other Investments Detail	28

Supporting Information
Definitions	29-30
Research Coverage	31
Non-GAAP Reconciliations	32-35
Risks, Uncertainties and Limitations	36

Please refer to page 36 for a discussion of important risks related to the business of Piedmont Office Realty Trust, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking events contained in this supplemental reporting package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (“Piedmont” or the “Company”) (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominately in large U.S. office markets and leased principally to high-credit-quality tenants. Since its first acquisition in 1998, the Company has acquired $5.5 billion of office and industrial properties (inclusive of joint ventures) through December 31, 2010. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties. Approximately 82% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission.

	As of December 31, 2010	As of December 31, 2009
Number of properties (2)	75	73
Rentable square footage (in thousands) (2)	20,408	20,229
Percent leased (3)	89.2%	90.1%
Capitalization (in thousands):
Total debt	$1,402,525	$1,516,525
Equity market capitalization (4)	$3,477,342	$ N/A
Total market capitalization (4)	$4,879,867	$ N/A
Debt / Total market capitalization (4)	28.7%	N/A
Common stock data
High closing price during quarter (4)	$20.31	$ N/A
Low closing price during quarter (4)	$18.25	$ N/A
Closing price of Class A common stock at period end (4)	$20.14	$ N/A
Weighted average fully diluted shares outstanding (in thousands) (5) (6)	170,967	158,581
Shares of common stock issued and outstanding (in thousands) (6)	172,658	158,917
Rating / outlook
Standard & Poor’s	BBB / Stable	BBB / Stable
Moody’s	Baa2 / Stable	Baa3 / Positive
Employees (7)	110	107

(1)	The definition for Annualized Lease Revenue can be found on page 29.
(2)

Our office portfolio currently consists of 75 properties (exclusive of our equity interests in seven properties owned through unconsolidated joint ventures and our two industrial properties). During the fourth quarter of 2010, we acquired Meridian Crossings, two buildings comprised of 384,000 square feet, and sold 111 Sylvan Avenue comprised of 410,000 square feet. We also completed the sale of 14400 Hertz Quail Springs Parkway, a 57,000 square foot joint venture property located in Oklahoma City, OK; our ownership in this joint venture was 4%.

(3)

Calculated as leased square footage on December 31, 2010 plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, expressed as a percentage. This measure is presented for our 75 office properties and excludes industrial and unconsolidated joint venture properties. During the third quarter of 2010, we acquired a vacant 142,000 square foot building; if we excluded this building from consideration, our percent leased would be 89.9%.

(4)

Our Class A common stock was listed on the New York Stock Exchange on February 10, 2010; there is no market data as of December 31, 2009. As of December 31, 2010, our Class B-3 common stock was not listed on a national securities exchange and there was no established market for such shares. We have used the closing price of the Class A common stock at the relevant period end for the purposes of the calculations regarding market capitalization herein.

(5)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.
(6)

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report have been restated to reflect this recapitalization. In conjunction with our February 10, 2010 listing on the New York Stock Exchange, we issued 13.8 million additional shares of Class A common stock, the primary reason for the year-over-year increase in shares outstanding.

(7)	During the second quarter of 2010, the company opened a regional management office in Boston. The opening of that office is the primary reason for the increase in number of employees.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive and Senior Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary
Board of Directors

W. Wayne Woody	Donald A. Miller, CFA	Frank C. McDowell
Director and Chairman of the Board of Directors	Chief Executive Officer, President and Director	Director and Vice Chairman of the Board of Directors

Wesley E. Cantrell	Michael R. Buchanan	Donald S. Moss
Director and Chairman of Governance Committee	Director and Chairman of Capital Committee	Director and Chairman of Compensation Committee

Jeffery L. Swope		William H. Keogler, Jr.
Director		Director

Transfer Agent	Corporate Counsel

Bank of New York Mellon Shareowner Services	King & Spalding
P.O. Box 358010 Pittsburgh, PA 15252-8010 Phone: 866.354.3485	1180 Peachtree Street, NE Atlanta, GA 30309 Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2010

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission (“SEC”) filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report have been restated to reflect this recapitalization. Class B-1 common stock converted automatically into Class A common stock on August 9, 2010; Class B-2 common stock converted automatically into Class A common stock on November 7, 2010; and Class B-3 common stock converted subsequent to 2010 year end into Class A common stock on January 30, 2011.

Financial Results (1)

-  Funds from operations (FFO) for the quarter ended December 31, 2010 was $67.9M, or $0.39 per share (diluted), compared to $69.5M, or $0.44 per share (diluted), for the same quarter in 2009. FFO for the twelve months ended December 31, 2010 was $271.6M, or $1.59 per share (diluted), compared to $239.3M, or $1.51 per share (diluted), for the same period in 2009. The increase in FFO for the twelve months ended December 31, 2010 as compared to the same period in 2009 was primarily due to differences in the amount of impairment charges in each year; specifically, $9.6M in impairment charges associated with one wholly-owned property and one joint venture interest were recognized in 2010 as compared to the recognition of $37.6M in impairment charges on three wholly-owned properties and one joint venture interest in the third quarter of 2009. Additionally, higher termination income and lower interest expense in 2010 contributed to the year-over-year increase.

-  Core funds from operations (Core FFO) for the quarter ended December 31, 2010 was $67.9M, or $0.39 per share (diluted), compared to $69.5M, or $0.44 per share (diluted), for the same quarter in 2009. Core FFO for the twelve months ended December 31, 2010 was $281.3M, or $1.65 per share (diluted), compared to $276.9M, or $1.75 per share (diluted), for the same period in 2009. The increase in Core FFO for the twelve months ended December 31, 2010 as compared to the same period in 2009 was primarily due to higher termination income and lower interest expense in 2010. The decrease in per share amounts of Core FFO for the three months and the twelve months ended December 31, 2010 as compared to the same periods in 2009 was primarily due to the dilutive effect of the 13.8 million shares of Class A common stock issued when the Company listed on the NYSE in February 2010.

-  Adjusted funds from operations (AFFO) for the quarter ended December 31, 2010 was $38.1M, or $0.22 per share (diluted), compared to $47.4M, or $0.30 per share (diluted), for the same quarter in 2009. AFFO for the twelve months ended December 31, 2010 was $215.7M, or $1.26 per share (diluted), compared to $228.4M, or $1.44 per share (diluted), for the same period in 2009. The decrease in AFFO for the three months and the twelve months ended December 31, 2010 as compared to the same periods in 2009 was primarily due to increased capital expenditures and higher straight line rent adjustments in 2010 associated with new leasing activity, partially offset by higher termination income and lower interest expense in 2010. The per share amounts of AFFO are also lower in 2010 as compared to 2009 due to the dilutive effect of the 13.8 million shares of Class A common stock issued when the Company listed on the NYSE in February 2010.

-  During the quarter ended December 31, 2010, the Company paid to stockholders a quarterly dividend in the amount of $0.315 per share for all classes of common stock, or a total of $1.26 per share for the year, as compared to Core FFO per share of $1.65 and AFFO per share of $1.26 for the year.

Operations

-  On a square footage basis, our portfolio was 89.2% leased as of December 31, 2010 as compared to 89.0% and 90.1% as of September 30, 2010 and December 31, 2009, respectively. The decrease in the office portfolio leased percentage during the year is primarily related to the acquisition of a vacant 142,000 square foot building in the Atlanta market at the end of the third quarter. Excluding the newly acquired building from consideration, the portfolio would have been 89.9% leased as of December 31, 2010.

-  The weighted average remaining lease term of our portfolio was 5.8 years(2) as of December 31, 2010 as compared to 5.9 years at December 31, 2009.

-  As noted in our December 31, 2009 Quarterly Supplemental Information, 6.8% of our Annualized Lease Revenue was set to expire in 2010 and a majority of this expiration was to take place in the fourth quarter. During the three months ended December 31, 2010, the Company completed 783,000 square feet of leasing at our 75 consolidated office properties. We executed renewal leases for 389,000 square feet and new tenant leases for 394,000 square feet, bringing the year-to-date total office leasing activity to 2,108,000 square feet, with an average committed capital cost of $3.88 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the year was $2.76 and average committed capital cost per square foot per year of lease term for new leases was $5.60. From an industrial leasing perspective, we did not execute any new leases during the quarter, maintaining the same year-to-date total industrial leasing activity of 487,000 square feet with an average committed capital cost of $0.21 per square foot per year of lease term.

(1) FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 29-30 for definitions of non-GAAP financial measures. See pages 12 and 34 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2) Remaining lease term (after taking into account leases which had been executed but not commenced as of December 31, 2010) is weighted based on Annualized Lease Revenue, as defined on page 29.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2010

-	During the three months ended December 31, 2010, we retained tenants for 66% of the square footage associated with expiring leases. During the twelve months ended December 31, 2010, we retained tenants for 72% of the square footage associated with expiring leases. These results compare to a 78% retention rate for the year ended December 31, 2009.

-	During the three months ended December 31, 2010, we executed ten office leases greater than 20,000 square feet. Please see information on those leases listed below.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Panasonic Avionics Corporation	26200 Enterprise Way	Lake Forest, CA	144,906	2022	Renewal
The Henry M. Jackson Foundation for the Advancement of Military Medicine	Piedmont Pointe I	Bethesda, MD	124,516	2022	New
International Securities Exchange	60 Broad Street	New York, NY	64,395	2021	Renewal
Thoughtworks	Aon Center	Chicago, IL	52,529	2023	New
Butzel Long	150 West Jefferson	Detroit, MI	48,669	2022	Renewal/Contraction
KPMG	150 West Jefferson	Detroit, MI	40,250	2020	Renewal/Expansion
Coventry Health Care	Piedmont Pointe II	Bethesda, MD	33,558	2022	New
AT&T	2001 NW 64th Street	Ft. Lauderdale, FL	26,222	2016	Renewal/Contraction
Teradata	11695 Johns Creek Parkway	Johns Creek, GA	25,230	2018	Renewal/Expansion
Rockwell Automation	1441 West Long Lake Road	Troy, MI	24,562	2018	New

Leasing Update

-	A total of six leases are scheduled to expire during the years 2011 and 2012 that contribute greater than 1% of Annualized Lease Revenue. Information regarding the leasing status of the spaces associated with those leases is as follows:

Tenant Name	Property	Property Location	Square Footage (1)	Percentage of Annualized Lease Revenue (%)	Expiration (2)	Leasing Status
United States of America (Comptroller of the Currency)	One Independence Square	Washington, D.C.	322,984	3.1%	Q2 2011	The Company is in discussions with the current tenant for a lease renewal of the entire space. The tenant has announced its future intentions to leave the building; therefore, a short term renewal of the lease for up to 24 months is anticipated.
Zurich American Insurance Company	Windy Point II	Schaumburg, IL	300,034	1.9%	Q3 2011	Space has been substantially sublet by the tenant. The Company is in discussions with sublessees for direct leases and actively marketing the space for lease.
Kirkland & Ellis	Aon Center	Chicago, IL	331,887	1.8%	Q4 2011	Kirkland & Ellis is vacating. KPMG has leased 218,123 SF beginning in August 2012, the majority of which is space currently leased to Kirkland & Ellis. Pursuant to its lease, KPMG elected during Q4 2010 to reduce the amount of space it will lease by 45,517 SF. The 218,123 SF total figure presented above is net of the contraction.
Sanofi-aventis US	200 Bridgewater Crossing	Bridgewater, NJ	297,379	2.0%	Q1 2012	The Company is actively marketing the space for lease. The tenant will likely be vacating at lease expiration.
United States of America (NASA)	Two Independence Square	Washington, D.C.	551,907	4.5%	Q3 2012	The Company is in discussions with the current tenant for a lease renewal of the entire space.
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.7%	Q3 2012	Discussions with the current tenant have not yet commenced.

(1) Square footage represents the total square footage leased by the tenant expiring during the expiration quarter.

(2) The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2010

 Financing and Capital Activity

-	As of December 31, 2010, our ratio of debt to total market capitalization was 28.7%; our ratio of debt to gross real estate assets was 30.7%; and our ratio of debt to total gross assets was 26.6%.

-

On December 8, 2010, Piedmont sold 111 Sylvan Avenue in Englewood Cliffs, NJ. The sale allowed Piedmont to exit a non-strategic asset, as well as avoid re-leasing exposure. The results from operations for the asset are presented in discontinued operations. Piedmont recognized a loss on the sale of the asset, the majority of which was included in impairment charges recognized during the second quarter of 2010.

-

On October 1, 2010, Piedmont completed the purchase of Meridian Crossings, two buildings totaling 384,000 square feet in suburban Minneapolis, MN. The buildings are 96% leased. Approximately 88% of the total square footage in both buildings is leased by U.S. Bank, a tenant with which Piedmont has significant existing business relationships. U.S. Bank’s lease extends through 2023. U.S. Bank has become the third largest tenant in Piedmont’s portfolio as a result of this acquisition.

-

On October 15, 2010, Piedmont, along with its joint venture partners, sold 14400 Hertz Quail Springs Parkway, a 57,000 square foot building in Oklahoma City, OK, for $5.3 million. Piedmont’s ownership in the property was approximately 4%. Piedmont recognized a $25,000 gain on the sale of its interest in the asset.

-	On November 7, 2010, all of Piedmont’s 39.7 million shares of Class B-2 common stock converted on a one-for-one basis into Class A common stock.

-

On November 9, 2010, the board of directors of Piedmont declared dividends for the fourth quarter of 2010 in the amount of $0.315 per share on all classes of outstanding common shares of Piedmont to stockholders of record as of the close of business on December 1, 2010. The dividends were paid on December 15, 2010.

 Subsequent Events

-	Effective January 10, 2011, Bank of New York Mellon became Piedmont’s transfer agent.

-	On January 30, 2010, Piedmont’s 39.7 million shares of Class B-3 common stock converted on a one-for-one basis into Class A common stock.

-

Piedmont, as a mezzanine lender, continues to pursue its rights to foreclose the equity interests in 500 West Monroe in Chicago, IL. On January 13, 2011, a New York appellate court ruled in Piedmont’s favor, affirming its ability to conduct a foreclosure auction of the equity interests under the Uniform Commercial Code; however, in response to that ruling, the current equity owner has filed a further appeal. For additional information on Piedmont’s mezzanine loan investments, please refer to page 28 herein and our Quarterly Report on Form 10-Q as of and for the period ended September 30, 2010.

 Guidance for 2011

-	The following financial guidance for calendar year 2011 is based on management’s expectations at this time:

Low High
Net Income	$106 - 118 million
Add: Depreciation & Amortization	$150 - 156 million
Core Funds from Operations	$256 - 269 million
Core Funds from Operations per diluted share	$1.48 - 1.56

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. These estimates exclude any significant acquisitions or dispositions which would result in a change in the Company’s 2011 outlook and guidance. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to timing of repairs and maintenance, capital expenditures and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on pages 29-30 and reconciliations are provided on pages 32-35.

	Three Months Ended
Selected Operating Data	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Percent leased (1)	89.2%	89.0%	89.8%	89.6%	90.1%

Rental income	$110,778	$110,776	$110,623	$110,512	$110,405

Total revenues	$151,312	$145,502	$145,181	$146,844	$149,423

Total operating expenses	$106,433	$90,447	$100,037	$99,059	$106,373

Real estate operating income	$44,879	$55,055	$45,144	$47,785	$43,050

Impairment losses on real estate assets (2)	$0	$53	$9,587	$0	$0

Core EBITDA (3)	$85,610	$95,612	$85,435	$88,592	$89,261

Core FFO	$67,936	$77,919	$66,199	$69,198	$69,484

Core FFO per share - diluted	$0.39	$0.45	$0.38	$0.42	$0.44

AFFO (3)	$38,086	$61,468	$55,812	$60,290	$47,433

AFFO per share - diluted	$0.22	$0.36	$0.32	$0.36	$0.30

Gross dividends	$54,388	$54,388	$54,388	$53,777	$49,733

Dividends per share	$0.315	$0.315	$0.315	$0.315	$0.315

Selected Balance Sheet Data

Total real estate assets	$3,676,828	$3,689,428	$3,704,757	$3,737,478	$3,763,527

Total gross real estate assets	$4,567,326	$4,573,622	$4,560,176	$4,571,837	$4,575,638

Total assets	$4,373,480	$4,389,585	$4,405,501	$4,428,410	$4,395,345

Net debt (4)	$1,345,807	$1,334,986	$1,321,459	$1,325,531	$1,506,521

Total liabilities	$1,600,026	$1,591,653	$1,594,278	$1,584,781	$1,713,299

Ratios

Core EBITDA margin (5)	56.2%	65.0%	58.2%	59.7%	59.1%

Fixed charge coverage ratio (6)	4.9 x	5.5 x	4.5 x	4.6 x	4.6 x

Net debt to core EBITDA (7)	3.9 x	3.5 x	3.9 x	3.7 x	4.2 x

(1) Percent leased excludes industrial and unconsolidated joint venture properties. Percent leased decreased in the first quarter of 2010 as compared to the prior period primarily due to Kirkland & Ellis vacating 99,000 square feet at Aon Center in Chicago, IL. Percent leased decreased in the third quarter of 2010 as compared to the prior period primarily due to the acquisition of Suwanee Gateway One, a newly-built, vacant building consisting of 142,000 square feet.

(2) Impairment losses include losses for both wholly-owned and unconsolidated joint venture assets.

(3) Core EBITDA and AFFO have been adjusted to exclude impairments on real estate assets as shown on pages 32 and 34.

(4) Net debt is calculated as total debt minus cash and cash equivalents.

(5) Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).

(6) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during any of the periods presented.

(7) Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Assets:
Real estate, at cost:
Land assets	647,653	652,875	651,876	651,876	651,876
Buildings and improvements	3,688,751	3,685,956	3,668,859	3,672,594	3,663,391
Buildings and improvements, accumulated depreciation	(744,756)	(739,055)	(714,615)	(689,117)	(665,068)
Intangible lease asset	219,770	222,952	224,532	235,022	243,312
Intangible lease asset, accumulated amortization	(145,742)	(145,139)	(140,804)	(145,242)	(147,043)
Construction in progress	11,152	11,839	14,909	12,345	17,059

Total real estate assets	3,676,828	3,689,428	3,704,757	3,737,478	3,763,527

Investment in unconsolidated joint ventures	42,018	42,591	43,005	43,482	43,940
Cash and cash equivalents	56,718	67,539	81,066	76,994	10,004
Tenant receivables, net of allowance for doubtful accounts	28,849	29,269	30,986	33,152	33,071
Straight line rent receivable	105,157	100,751	96,912	95,164	95,371
Notes receivable	61,144	60,671	60,101	59,407	58,739
Due from unconsolidated joint ventures	1,158	1,085	1,124	1,202	1,083
Prepaid expenses and other assets	23,724	36,802	24,866	18,600	21,456
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	5,306	5,878	6,467	6,509	7,205
Deferred lease costs, less accumulated amortization	192,481	175,474	176,120	176,325	180,852

Total assets	$4,373,480	$4,389,585	$4,405,501	$4,428,410	$4,395,345

Liabilities:
Line of credit and notes payable	$1,402,525	$1,402,525	$1,402,525	$1,402,525	$1,516,525
Accounts payable, accrued expenses, and accrued capital expenditures	112,648	102,411	102,365	83,172	97,747
Deferred income	35,203	33,882	33,916	39,079	34,506
Intangible lease liabilities, less accumulated amortization	48,959	51,807	54,730	57,689	60,655
Interest rate swap	691	1,028	742	2,316	3,866

Total liabilities	1,600,026	1,591,653	1,594,278	1,584,781	1,713,299

Redeemable common stock (1)	-	-	-	-	75,164

Stockholders’ equity (2) :
Class A common stock	1,330	932	536	534	397
Class B-1 common stock	-	-	397	397	397
Class B-2 common stock	-	397	397	397	397
Class B-3 common stock	397	397	397	397	398
Additional paid in capital	3,661,308	3,660,551	3,659,910	3,659,257	3,477,168
Cumulative distributions in excess of earnings	(895,122)	(869,434)	(855,631)	(820,878)	(798,561)
Redeemable common stock (1)	-	-	-	-	(75,164)
Other comprehensive loss	(691)	(1,028)	(742)	(2,316)	(3,866)

Piedmont stockholders’ equity	2,767,222	2,791,815	2,805,264	2,837,788	2,601,166
Non-controlling interest	6,232	6,117	5,959	5,841	5,716

Total stockholders’ equity	2,773,454	2,797,932	2,811,223	2,843,629	2,606,882

Total liabilities, redeemable common stock and stockholders’ equity	$4,373,480	$4,389,585	$4,405,501	$4,428,410	$4,395,345

All classes of common stock outstanding at end of period (2)	172,658	172,658	172,658	172,517	158,917

(1) During the three months ended March 31, 2010, the board of directors terminated the share redemption plan. We are no longer required by GAAP to reclassify any of our common stock outstanding as redeemable common stock.

(2) On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report have been restated to reflect this recapitalization.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands)

	Three Months Ended

	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Revenues:
Rental income	$110,778	$110,776	$110,623	$110,512	$110,405
Tenant reimbursements	36,997	29,690	33,374	35,083	36,108
Property management fee revenue	948	806	705	753	928
Other rental income	2,589	4,230	479	496	1,982

Total revenues	151,312	145,502	145,181	146,844	149,423

Operating expenses:
Property operating costs	60,401	46,612	55,497	55,361	57,281
Depreciation	26,685	26,011	25,584	25,691	26,701
Amortization	11,523	11,018	11,004	11,387	16,172
Impairment loss on real estate assets	-	-	-	-	-
General and administrative	7,824	6,806	7,952	6,620	6,219

Total operating expenses	106,433	90,447	100,037	99,059	106,373

Real estate operating income	44,879	55,055	45,144	47,785	43,050

Other income (expense):
Interest expense	(17,378)	(17,359)	(18,933)	(19,091)	(19,488)
Interest and other income	491	993	1,036	969	652
Equity in income of unconsolidated joint ventures	630	619	647	737	672

Total other income (expense)	(16,257)	(15,747)	(17,250)	(17,385)	(18,164)

Income from continuing operations	28,622	39,308	27,894	30,400	24,886

Operating income, excluding impairment loss	1,017	1,434	1,454	1,185	1,179
Impairment loss	-	-	(9,587)	-	-
Loss on sale of real estate assets	(817)	-	-	-	-

Discontinued operations (1)	200	1,434	(8,133)	1,185	1,179

Net income	28,822	40,742	19,761	31,585	26,065

Less: Net income attributable to noncontrolling interest	(122)	(158)	(125)	(125)	(119)

Net income attributable to Piedmont	$28,700	$40,584	$19,636	$31,460	$25,946

Weighted average common shares outstanding - diluted	172,996	172,885	172,718	165,200	158,393

Net income per share available to common stockholders - diluted	$0.17	$0.23	$0.11	$0.19	$0.16

(1)	Reflects operating results for 111 Sylvan Avenue in Englewood Cliffs, NJ, which was sold on December 8, 2010.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands)

	Three Months Ended				Twelve Months Ended
	12/31/2010	12/31/2009	Change	Change	12/31/2010	12/31/2009	Change	Change

Revenues:
Rental income	$110,778	$110,405	$373	0.3%	$442,687	$443,436	$(749)	-0.2%
Tenant reimbursements	36,997	36,108	889	2.5%	135,145	149,193	(14,048)	-9.4%
Property management fee revenue	948	928	20	2.2%	3,212	3,111	101	3.2%
Other rental income	2,589	1,982	607	30.6%	7,794	2,764	5,030	182.0%

Total revenues	151,312	149,423	1,889	1.3%	588,838	598,504	(9,666)	-1.6%

Operating expenses:
Property operating costs	60,401	57,281	(3,120)	-5.4%	217,871	230,588	12,717	5.5%
Depreciation	26,685	26,701	16	0.1%	103,971	104,516	545	0.5%
Amortization	11,523	16,172	4,649	28.7%	44,931	57,300	12,369	21.6%
Impairment loss on real estate assets	-	-	-	0.0%	-	35,063	35,063	100.0%
General and administrative	7,824	6,219	(1,605)	-25.8%	29,201	27,315	(1,886)	-6.9%

Total operating expenses	106,433	106,373	(60)	-0.1%	395,974	454,782	58,808	12.9%

Real estate operating income	44,879	43,050	1,829	4.2%	192,864	143,722	49,142	34.2%

Other income (expense):
Interest expense	(17,378)	(19,488)	2,110	10.8%	(72,761)	(77,743)	4,982	6.4%
Interest and other income	491	652	(161)	-24.7%	3,489	4,450	(961)	-21.6%
Equity in income of unconsolidated joint ventures	630	672	(42)	-6.3%	2,633	104	2,529	2431.7%

Total other income (expense)	(16,257)	(18,164)	1,907	10.5%	(66,639)	(73,189)	6,550	8.9%

Income from continuing operations	28,622	24,886	3,736	15.0%	126,225	70,533	55,692	79.0%

Operating income, excluding impairment loss	1,017	1,179	(162)	-13.7%	5,089	4,645	444	9.6%
Impairment loss	-	-	-	0.0%	(9,587)	-	(9,587)	0.0%
Loss on sale of real estate assets	(817)	-	(817)	0.0%	(817)	-	(817)	0.0%

Discontinued operations (1)	200	1,179	(979)	-83.0%	(5,315)	4,645	(9,960)	-214.4%

Net income	28,822	26,065	2,757	10.6%	120,910	75,178	45,732	60.8%

Less: Net income attributable to noncontrolling interest	(122)	(119)	(3)	-2.5%	(531)	(478)	(53)	-11.1%

Net income attributable to Piedmont	$28,700	$25,946	$2,754	10.6%	$120,379	$74,700	$45,679	61.1%

Weighted average common shares outstanding - diluted	172,996	158,393			170,967	158,581

Net income per share available to common stockholders - diluted	$0.17	$0.16			$0.70	$0.47

(1) Reflects operating results for 111 Sylvan Avenue in Englewood Cliffs, NJ, which was sold on December 8, 2010.

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Net income attributable to Piedmont	$28,700	$25,946	$120,379	$74,700

Depreciation (1) (2)	26,821	27,264	105,107	106,878
Amortization (1)	11,623	16,274	45,334	57,708
Gain / loss on sale of property (1)	792	-	792	-

Funds from operations	67,936	69,484	271,612	239,286

Impairment loss on real estate assets (1)	-	-	9,640	37,633

Core funds from operations	67,936	69,484	281,252	276,919

Depreciation of non real estate assets	173	171	707	632
Stock-based and other non-cash compensation expense	1,223	671	3,681	3,178
Deferred financing cost amortization	608	696	2,608	2,786
Add/(deduct) straight-line effects of lease revenue (1)	(3,456)	(1,618)	(6,088)	(997)
Amortization of lease-related intangibles (1)	(1,331)	(1,663)	(5,793)	(5,399)
Income from amortization of discount on purchase of mezzanine loans	(473)	(334)	(2,405)	(2,278)
Non-incremental capital expenditures (3)	(26,594)	(19,974)	(58,305)	(46,452)

Adjusted funds from operations	$38,086	$47,433	$215,657	$228,389

Weighted average common shares outstanding - diluted	172,996	158,393	170,967	158,581

Funds from operations per share (diluted)	$0.39	$0.44	$1.59	$1.51
Core funds from operations per share (diluted)	$0.39	$0.44	$1.65	$1.75
Adjusted funds from operations per share (diluted)	$0.22	$0.30	$1.26	$1.44

(1) Includes adjustments for wholly-owned properties and for our proportionate ownership in unconsolidated joint ventures.

(2) Excludes depreciation of non real estate assets.

(3) Non-incremental capital expenditures are defined on page 30.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Net income attributable to Piedmont	$28,700	$25,946	$120,379	$74,700

Net income attributable to noncontrolling interest	122	119	531	478
Interest expense	17,378	19,488	72,761	77,743
Depreciation (1)	26,995	27,434	105,814	107,510
Amortization (1)	11,623	16,274	45,334	57,708
Impairment loss on real estate assets (1)	-	-	9,640	37,633
Gain / loss on sale of property (1)	792	-	792	-

Core EBITDA	85,610	89,261	355,251	355,772

General & administrative expenses (1)	7,934	6,297	29,624	27,558
Management fee revenue	(948)	(928)	(3,212)	(3,111)
Interest and other income	(491)	(652)	(3,489)	(4,450)
Lease termination income	(2,589)	(1,982)	(7,794)	(2,764)
Lease termination expense - straight line rent & acquisition intangibles write-offs	461	552	1,338	1,353
Straight line rent adjustment (1)	(3,791)	(2,619)	(7,300)	(2,809)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,457)	(1,212)	(5,919)	(4,939)

Core net operating income	84,729	88,717	358,499	366,610

Acquisitions (2)	881	-	883	-
Dispositions (3)	(1,119)	(1,672)	(6,169)	(6,667)
Industrial properties	(347)	(638)	(803)	(2,559)
Unconsolidated joint ventures	(1,165)	(1,156)	(4,835)	(4,793)

Same Store NOI	$82,979	$85,251	$347,575	$352,591

Change period over period	-2.7%	N/A	-1.4%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Twelve Months Ended
	12/31/2010		12/31/2009		12/31/2010		12/31/2009
	$	%	$	%	$	%	$	%

Chicago (4)	$17,767	21.4	$19,546	22.9	$76,210	21.9	$79,912	22.7
Washington, D.C.	18,936	22.8	18,809	22.1	74,877	21.6	74,040	21.0
New York (5)	13,725	16.5	11,987	14.1	52,291	15.1	53,582	15.2
Minneapolis	5,148	6.2	5,523	6.5	21,207	6.1	21,111	6.0
Los Angeles (6)	2,037	2.5	4,906	5.7	15,749	4.5	21,765	6.2
Dallas	4,351	5.3	4,322	5.1	16,321	4.7	16,370	4.6
Boston (7)	4,169	5.0	3,610	4.2	15,741	4.5	15,036	4.2
Other (8)	16,846	20.3	16,548	19.4	75,179	21.6	70,775	20.1

Total	$82,979	100.0	$85,251	100.0	$347,575	100.0	$352,591	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of Suwanee Gateway One in Suwanee, GA, purchased on September 28, 2010, and Meridian Crossings in Richfield, MN, purchased on October 1, 2010.

(3) Dispositions consists of 111 Sylvan Avenue in Englewood Cliffs, NJ, sold on December 8, 2010.

(4) The decrease in Chicago Same Store Net Operating Income for the three months ended December 31, 2010 as compared to the same period in 2009 is primarily due to accrual adjustments for property taxes due to a millage rate increase as well as reduced rental income due to the previously announced 99,000 square foot partial lease expiration by Kirkland & Ellis as of January 1, 2010 at Aon Center in Chicago, IL. The decrease in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2010 as compared to the same period in 2009 is primarily related to a rental abatement concession associated with a lease renewal at Windy Point I in Schaumburg, IL, as well as a lease renewal for a lesser amount of space and a rental abatement concession associated with a lease renewal at Two Pierce Place in Itasca, IL.

(5) The increase in New York Same Store Net Operating Income for the three months ended December 31, 2010 as compared to the same period in 2009 is primarily related to a retroactive rental rate adjustment recognized in the fourth quarter of 2009 related to the lease restructure with the State of New York at 60 Broad Street in New York, NY. The decrease in New York Same Store Net Operating Income for the twelve months ended December 31, 2010 as compared to the same period in 2009 is primarily related to rental abatements in 2010 associated with the lease restructure/extension with the State of New York and utility credits to tenants for prior year charges at 60 Broad Street in New York, NY, as well as a one-time payment for utilities in 2009 by a tenant at 5000 Corporate Court in Holtsville, NY.

(6) The decrease in Los Angeles Same Store Net Operating Income for the three months ended and the twelve months ended December 31, 2010 as compared to the same periods in 2009 is primarily due to a rental abatement in 2010 associated with a lease renewal at 800 North Brand Boulevard in Glendale, CA, as well as two lease renewals for less space than previously occupied by the renewing tenants at 800 North Brand Boulevard in Glendale, CA and Fairway Center II in Brea, CA.

(7) The increase in Boston Same Store Net Operating Income for the three months ended and the twelve months ended December 31, 2010 compared to the same periods in 2009 is primarily related to the commencement of a 26,000 square foot lease during the fourth quarter of 2009 and the space expansion for Advanced Micro Devices effective during the fourth quarter of 2010, both at 90 Central Street in Boxborough, MA.

(8) The increase in Other Same Store Net Operating Income for the three months ended and the twelve months ended December 31, 2010 compared to the same periods in 2009 is due to a number of factors, the largest of which is the phased lease commencement for First Data Corporation for 184,000 square feet at Glenridge Highlands Two in Atlanta, GA during 2009.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Accrual Basis)

Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Net income attributable to Piedmont	$28,700	$25,946	$120,379	$74,700

Net income attributable to noncontrolling interest	122	119	531	478
Interest expense	17,378	19,488	72,761	77,743
Depreciation (1)	26,995	27,434	105,814	107,510
Amortization (1)	11,623	16,274	45,334	57,708
Impairment loss on real estate assets (1)	-	-	9,640	37,633
Gain / loss on sale of property (1)	792	-	792	-

Core EBITDA	85,610	89,261	355,251	355,772

General & administrative expenses (1)	7,934	6,297	29,624	27,558
Management fee revenue	(948)	(928)	(3,212)	(3,111)
Interest and other income	(491)	(652)	(3,489)	(4,450)
Lease termination income	(2,589)	(1,982)	(7,794)	(2,764)
Lease termination expense - straight line rent & acquisition intangibles write-offs	461	552	1,338	1,353

Core net operating income	89,977	92,548	371,718	374,358

Acquisitions (2)	(308)	-	(306)	-
Dispositions (3)	(1,054)	(1,575)	(5,814)	(6,279)
Industrial properties	(366)	(637)	(863)	(2,554)
Unconsolidated joint ventures	(1,089)	(1,188)	(4,605)	(4,684)

Same Store NOI	$87,160	$89,148	$360,130	$360,841

Change period over period	-2.2%	N/A	-0.2%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Twelve Months Ended
	12/31/2010		12/31/2009		12/31/2010		12/31/2009
	$	%	$	%	$	%	$	%

Chicago (4)	$18,545	21.3	$20,573	23.1	$82,370	22.9	$84,825	23.5
Washington, D.C.	18,986	21.8	18,869	21.2	75,286	20.9	75,726	21.0
New York	14,193	16.3	13,747	15.4	55,172	15.3	55,095	15.3
Minneapolis	4,972	5.7	5,422	6.1	20,509	5.7	20,749	5.7
Los Angeles (5)	3,939	4.5	4,807	5.4	18,861	5.2	21,677	6.0
Dallas	4,230	4.8	4,154	4.6	15,675	4.4	16,107	4.5
Boston (6)	3,823	4.4	3,465	3.9	14,535	4.0	13,887	3.8
Other (7)	18,472	21.2	18,111	20.3	77,722	21.6	72,775	20.2

Total	$87,160	100.0	$89,148	100.0	$360,130	100.0	$360,841	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of Suwanee Gateway One in Suwanee, GA, purchased on September 28, 2010, and Meridian Crossings in Richfield, MN, purchased on October 1, 2010.

(3) Dispositions consists of 111 Sylvan Avenue in Englewood Cliffs, NJ, sold on December 8, 2010.

(4) The decrease in Chicago Same Store Net Operating Income for the three months ended December 31, 2010 as compared to the same period in 2009 is primarily due to accrual adjustments for property taxes due to a millage rate increase as well as reduced rental income due to the previously announced 99,000 square foot partial lease expiration by Kirkland & Ellis as of January 1, 2010 at Aon Center in Chicago, IL. The decrease in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2010 as compared to the same period in 2009 is primarily related to the previously announced 99,000 square foot partial lease expiration with Kirkland & Ellis at Aon Center in Chicago, IL, as well as reduced operating expense recoveries associated with a renewal lease conversion from a net to a gross operating expense recovery structure at Windy Point I in Schaumburg, IL.

(5) The decrease in Los Angeles Same Store Net Operating Income for the three months ended and the twelve months ended December 31, 2010 as compared to the same periods in 2009 is primarily due to a lease renewal for less space than previously occupied by a tenant at 800 North Brand Boulevard in Glendale, CA. Additional contributors to the decrease in Los Angeles Same Store Net Operating Income for the twelve months ended December 31, 2010 as compared to the same period in 2009 are holdover rent that was recognized in 2009 for a lease that terminated in 2008 and decreased rental revenue in 2010 attributable to a lease default during 2009 by a bank that leased 25,000 square feet, both at 1901 Main Street in Irvine, CA.

(6) The increase in Boston Same Store Net Operating Income for the three months ended and the twelve months ended December 31, 2010 compared to the same periods in 2009 is primarily related to the lease renewal and space expansion for Advanced Micro Devices at 90 Central Street in Boxborough, MA.

(7) The increase in Other Same Store Net Operating Income for the three months ended and the twelve months ended December 31, 2010 compared to the same periods in 2009 is due to a number of factors, the largest of which is the phased lease commencement for First Data Corporation for 184,000 square feet at Glenridge Highlands Two in Atlanta, GA during 2009.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of December 31, 2010	As of December 31, 2009
Common stock price (1)	$20.14	$ N/A
Total shares outstanding (2)	172,658	158,917
Class A common stock	132,956	39,729
Class B-1 common stock	-	39,729
Class B-2 common stock	-	39,729
Class B-3 common stock	39,702	39,729
Equity market capitalization (3)	$3,477,342	$ N/A
Total consolidated debt	$1,402,525	$1,516,525
Total market capitalization (1)	$4,879,867	$ N/A
Total debt / Total market capitalization	28.7%	N/A
Total gross real estate assets	$4,567,326	$4,575,638
Total debt / Total gross real estate assets (4)	30.7%	33.1%
Total debt / Total gross assets (5)	26.6%	29.1%

(1) Reflects Class A common stock closing price as of the end of the reporting period. The company was not listed on a public exchange as of December 31, 2009. Our Class A common stock initially listed on the New York Stock Exchange on February 10, 2010.

(2) On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report have been restated to reflect this recapitalization. Class B-1 common stock converted automatically into Class A common stock on August 9, 2010 and Class B-2 common stock converted automatically into Class A common stock on November 7, 2010.

(3) Market value of common shares is defined as the total number of shares of all classes of our common stock outstanding multiplied by the closing price of our Class A common stock at the end of the reporting period, as further qualified in footnotes (1) and (2) above.

(4) Total debt to total gross real estate assets ratio is defined as total debt divided by gross real estate assets. Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(5) Total debt to total gross assets ratio is defined as total debt divided by gross assets. Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Amount	Weighted Average Interest Rate	Weighted Average Maturity

Floating Rate	$0 (2)	0.00% (3)	20.0 months
Fixed Rate (4)	1,402,525	4.66%	41.2 months

Total	$1,402,525	4.66%	41.2 months

Unsecured & Secured Debt
Debt (1)	Amount	Weighted Average Interest Rate	Weighted Average Maturity

Unsecured	$250,000	2.36% (4)	5.9 months
Secured	1,152,525	5.16%	48.9 months

Total	$1,402,525	4.66%	41.2 months

Debt Maturities
Maturity Year	Secured Debt (1)	Unsecured Debt (1)	Weighted Average Interest Rate	Percentage of Total

2011	$0	$250,000	2.36%	17.8%
2012	45,000	0 (2)	5.20%	3.2%
2013	0	0	N/A	N/A
2014	695,000	0	4.92%	49.6%
2015	105,000	0	5.29%	7.5%
2016	167,525	0	5.55%	11.9%
2017	140,000	0	5.76%	10.0%

TOTAL	$1,152,525	$250,000	4.66%	100.0%

(1) All of Piedmont's outstanding debt as of December 31, 2010 is interest-only debt.

(2) Amount represents the outstanding balance as of December 31, 2010 on a $500 million unsecured line of credit, which matures in August 2011. Management intends to exercise the one-year extension option to extend the maturity date to August 2012. The payment of a 15 bp fee will be required to extend the term of this facility.

(3) The interest rate on the currently unused $500 million unsecured line of credit is equal to the weighted average interest rate on all outstanding draws as of December 31, 2010. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread of 0.475% over the selected rate based on Piedmont's current credit rating.

(4) The $250 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.36% through June 28, 2011.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)	Maturity		Principal Balance Outstanding as of December 31, 2010

Secured (Fixed)
$45.0 Million Fixed-Rate Loan	4250 North Fairfax	5.20%	6/1/2012		$45,000
35 West Wacker Building Mortgage Note	35 West Wacker Drive	5.10%	1/1/2014		120,000
Aon Center Chicago Mortgage Note	Aon Center	4.87%	5/1/2014		200,000
Aon Center Chicago Mortgage Note	Aon Center	5.70%	5/1/2014		25,000
Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%	6/7/2014		350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%	5/11/2015		105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%	4/1/2016		125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%	10/11/2016		42,525
WDC Mortgage Notes	1201 & 1225 Eye Street	5.76%	11/1/2017		140,000

Subtotal/Weighted Average (4)		5.16%			$1,152,525

Unsecured (Variable)
$250 Million Unsecured Term Loan (5)	N/A	LIBOR + 1.50%(5)	6/28/2011		$250,000
$500 Million Unsecured Facility (6)	N/A	0%(7)	8/30/2011	(8)	0

Subtotal/Weighted Average (4)		2.36%			$250,000

Total/ Weighted Average (4)		4.66%			$1,402,525

(1) All of Piedmont’s outstanding debt as of December 31, 2010 is interest-only debt.

(2) The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II. 400 Bridgewater Crossing was added as a substitute property in December 2010 in order to allow for the release upon sale of 111 Sylvan Avenue.

(3) The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.

(4) Weighted average is based on the total balance outstanding and interest rate at December 31, 2010.

(5) The $250 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.36% through June 28, 2011.

(6) All of Piedmont’s outstanding debt as of December 31, 2010 is term debt with the exception of the $500 million unsecured line of credit, which had no outstanding draws at year end.

(7) The interest rate on the currently unused $500 million unsecured line of credit is equal to the weighted-average interest rate on all outstanding draws as of December 31, 2010. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (0.475% as of December 31, 2010) over the selected rate based on Piedmont’s current credit rating.

(8) Piedmont may extend the term for one additional year provided Piedmont is not then in default and upon the payment of a 15 basis point extension fee.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of December 31, 2010

Unaudited

Debt Covenant Compliance (1)	Required	Actual
Maximum Leverage Ratio	0.60	0.30
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.84
Maximum Secured Indebtedness Ratio	0.40	0.24
Minimum Unencumbered Leverage Ratio	1.60	7.91
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	14.19
Maximum Certain Permitted Investments Ratio (4)	0.35	0.02

(1) Debt covenant compliance calculations relate to specific calculations detailed in our term loan and line of credit agreements.

(2) Defined as EBITDA for the trailing four quarters (including the company’s share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company’s share of fixed charges, as more particularly described in the credit agreements.

(3) Defined as net operating income for the trailing four quarters for unencumbered assets (including the company’s share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company’s share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4) Permitted investments are defined as unconsolidated interests, debt investments, unimproved land, and development projects. Investments in permitted investments shall not exceed 35% of total asset value.

Other Debt Coverage Ratios	Three months ended December 31, 2010	Year ended December 31, 2010	Year ended December 31, 2009
Net debt / Core EBITDA	3.9 x	3.8 x	4.2 x
Fixed charge coverage ratio (5)	4.9 x	4.9 x	4.6 x
Interest coverage ratio (6)	4.9 x	4.9 x	4.6 x

(5) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the periods ended December 31, 2010 and December 31, 2009.

(6) Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the periods ended December 31, 2010 and December 31, 2009.

Piedmont Office Realty Trust, Inc.

Tenant Diversification

As of December 31, 2010

(in thousands)

	Credit Rating (1)	Number of Properties	Lease Expiration(s) (2)	Annualized Lease Revenue (3)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AAA / Aaa	10	(4)	$76,977	13.2	1,726	9.5
BP (5)	A / A2	1	2013	32,477	5.6	776	4.3
US Bancorp	A+ / Aa3	3	2014(6)	29,704	5.1	1,052	5.8
Leo Burnett	BBB+ / Baa2	2	2019	26,739	4.6	695	3.8
State of New York	AA / Aa2	1	2019	18,550	3.2	481	2.6
Winston & Strawn	No rating available (7)	1	2024	17,987	3.1	417	2.3
Sanofi-aventis	AA- / A1	2	2012	17,338	3.0	454	2.5
Independence Blue Cross	No rating available	1	2023	14,897	2.5	761	4.2
Nestle	AA / Aa1	1	2015	13,426	2.3	392	2.2
Kirkland & Ellis	No rating available (7)	1	2011	11,655	2.0	366	2.0
Zurich American	AA-	1	2011	10,878	1.9	300	1.6
Shaw	BBB- / Ba1	1	2018	9,546	1.6	313	1.7
State Street Bank	AA- / Aa2	1	2021	9,413	1.6	235	1.3
City of New York	AA / Aa2	1	2020	9,147	1.6	313	1.7
Lockheed Martin	A- / Baa1	3	2014	8,939	1.5	284	1.6
DDB Needham	BBB+ / Baa1	1	2018	8,855	1.5	244	1.3
Gemini	A+ / Aa3	1	2013	7,532	1.3	205	1.1
Gallagher	No rating available	1	2018	6,995	1.2	307	1.7
Caterpillar Financial	A / A2	1	2022	6,975	1.2	312	1.7
Harvard University	Aaa	2	2017	6,431	1.1	105	0.6
Other			Various	240,122	40.9	8,476	46.5
Total				$584,583	100.0	18,214	100.0

(1) Credit rating may reflect credit rating of parent or guarantor. When available, both the S&P credit rating and the Moody’s credit rating are provided.

(2) Represents the expiration year of the majority of the square footage leased by the tenant.

(3) Please refer to page 29 for the definition of Annualized Lease Revenue.

(4) There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2011 to 2025.

(5) Majority of space is subleased to Aon Corporation.

(6) U.S. Bank’s lease at One & Two Meridian Crossings expires in 2023.

(7) While no ratings are available for Winston & Strawn and Kirkland & Ellis, these tenants are ranked #33 and #5, respectively, in the 2010 AmLaw 100 ranking (based on 2009 financial data), a publication of The American Lawyer Magazine, which annually ranks the top-grossing, most profitable law firms.

Piedmont Office Realty Trust, Inc.

Tenant Credit Rating & Lease Distribution Information

As of December 31, 2010

Tenant Credit Rating (1)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)
AAA / Aaa	$87,606	15.0
AA / Aa	137,331	23.5
A / A	103,628	17.7
BBB / Baa	79,737	13.7
BB / Ba	18,793	3.2
B / B	14,432	2.5
Below	1,400	0.2
Not rated (2)	141,656	24.2

Total	$584,583	100.0

Lease Distribution

As of December 31, 2010

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	159	33.9	$12,780	2.2	132	0.7
2,501 - 10,000	119	25.4	22,301	3.8	623	3.4
10,001 - 20,000	54	11.5	24,286	4.2	784	4.3
20,001 - 40,000	51	10.9	45,702	7.8	1,469	8.1
40,001 - 100,000	32	6.8	58,640	10.0	1,988	10.9
Greater than 100,000	54	11.5	420,874	72.0	13,218	72.6

Total	469	100.0	$584,583	100.0	18,214	100.0

(1) Credit rating may reflect credit rating of parent or guarantor. Where differences exist between the S&P credit rating for a tenant and the Moody’s credit rating for a tenant, the higher credit rating is selected for this analysis.

(2) The classification of a tenant as “not rated” does not indicate that the tenant is of poor credit quality, but rather that the tenant or the tenant’s debt, if any, is not rated. Included in this category are such tenants as Winston & Strawn, Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.

Office Leasing Activity

(in thousands)

	Three Months Ended December 31, 2010				Twelve Months Ended December 31, 2010

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)		Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of September 30, 2010	18,192	20,429	89.0%	As of December 31, 2009	18,221	20,229	90.1%
New Leases	825			New Leases	2,762
Expired Leases	(764)			Expired Leases	(2,729)
Other	2	4		Other	1	62

Subtotal	18,255	20,433	89.3%	Subtotal	18,255	20,291	90.0%
Acquisitions	368	384		Acquisitions	368	526
Dispositions	(409)	(409)		Dispositions	(409)	(409)
As of December 31, 2010 (2)	18,214	20,408	89.2%	As of December 31, 2010 (2)	18,214	20,408	89.2%

Rental Rate Roll Up / Roll Down (3) (4)

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents	% Change Accrual Rents (5)

For the three months ended December 31, 2010:
New, renewal, and expansion leases executed for spaces vacant less than one year	452	58%	2.2%	(19.5%)	(10.3%)
Leases executed for spaces excluded from analysis (6)	331	42%

For the twelve months ended December 31, 2010:
New, renewal, and expansion leases executed for spaces vacant less than one year	1,501	71%	7.4%	(21.6%)	(15.4%)
Leases executed for spaces excluded from analysis (6)	607	29%

(1) Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2) The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.

(3) The population analyzed consists of office leases executed during the period (retail leases as well as leases associated with storage spaces, management offices, industrial properties and unconsolidated joint venture assets were excluded from this analysis). For spaces that had been vacant for less than one year, the rents last in effect for the previous lease were compared to the initial rents of the new lease. Spaces that had been vacant for greater than one year were excluded from this analysis.

(4) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(5) For newly signed leases which have variations in straight line rent calculations, whether for known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such straight line rent calculations is used for the purposes of this analysis.

(6) Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the space for which the new lease was signed had been vacant for greater than one year. Leases signed with Piedmont entities are excluded from the analysis. During the fourth quarter of 2010, a renewal lease was signed with KPMG at 150 West Jefferson; however, because the tenant is vacating its old premises and moving to space that has been vacant for greater than a year, it is excluded from the analysis.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of December 31, 2010

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES

	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)

Vacant	$0	0.0	2,195	10.8	$0	0.0	N/A
2011(2)	73,231	12.5	2,017	9.9	19,216	3.3	26.2
2012	79,771	13.6	2,053	10.1	36,763	6.3	46.1
2013	63,498	10.9	1,617	7.9	1,598	0.3	2.5
2014	51,894	8.9	1,684	8.3	3,601	0.6	6.9
2015	43,421	7.4	1,555	7.6	0	0.0	0.0
2016	32,623	5.6	1,181	5.8	1,265	0.2	3.9
2017	18,526	3.2	545	2.7	1,251	0.2	6.8
2018	46,060	7.9	1,565	7.7	8,647	1.5	18.8
2019	49,848	8.5	1,436	7.0	18,551	3.2	37.2
2020	30,652	5.2	1,125	5.5	11,773	2.0	38.4
2021	15,017	2.6	533	2.6	1,025	0.2	6.8
2022	16,772	2.9	696	3.4	0	0.0	0.0
2023	24,837	4.2	1,150	5.6	0	0.0	0.0
2024	22,231	3.8	540	2.6	0	0.0	0.0
Thereafter	16,202	2.8	516	2.5	1,323	0.2	8.2

Total / Weighted Average	$584,583	100.0	20,408	100.0	$105,013	18.0

(1) Annualized Lease Revenue for purposes of this schedule includes the revenue effects of leases executed but not commenced as of December 31, 2010.

(2) Includes leases with an expiration date of December 31, 2010 aggregating 110,773 square feet and Annualized Lease Revenue of $4,282,926.

Piedmont Office Realty Trust, Inc.

Annual Lease Expirations

As of December 31, 2010

(in thousands)

	12/31/2011(2)		12/31/2012		12/31/2013		12/31/2014

	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)

Atlanta	97	$1,927	34	$620	29	$726	28	$574
Austin	0	0	0	0	0	0	0	0
Boston	0	0	7	333	0	29	27	1,829
Central & South Florida	146	3,348	4	108	7	201	18	441
Chicago	523	20,185	42	1,596	769	31,205	28	1,072
Cleveland	0	0	112	1,920	14	337	0	0
Dallas	124	2,749	86	2,000	9	232	41	979
Denver	0	0	0	0	0	0	0	0
Detroit	225	4,200	84	2,287	147	3,429	6	121
Houston	0	0	0	0	0	0	0	0
Los Angeles	94	3,526	46	1,698	69	2,489	5	209
Minneapolis	223	7,527	30	981	45	1,447	807	22,971
Nashville	0	0	0	0	0	0	0	0
New York	6	410	585	19,755	232	8,617	96	4,195
Philadelphia	0	0	0	0	0	0	0	0
Phoenix	45	788	0	0	0	0	0	0
Portland	105	1,506	147	2,035	0	0	74	1,052
Seattle	38	1,522	0	0	0	0	0	0
Washington, D.C.	391	20,950	876	41,525	296	14,119	554	18,564

Total / Weighted Average (3)	2,017	$68,638	2,053	$74,858	1,617	$62,831	1,684	$52,007

(1) Expiring lease revenue is calculated as expiring square footage multiplied by the rent per square foot of the tenant currently leasing the space.

(2) Includes leases with an expiration date of December 31, 2010 aggregating 110,773 square feet.

(3) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule as the Lease Expiration Schedule accounts for revenue effects of newly signed leases. Expirations in the Lease Expiration Schedule reflect rental rates of newly executed leases, effectively incorporating known roll ups and roll downs.

Piedmont Office Realty Trust, Inc.

Capital Expenditures by Type

For the quarter ended December 31, 2010

Unaudited ($ in thousands)

	For the Three Months Ended

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Non-incremental (1)
Bldg / construction / dev	$3,082	$2,293	$3,607	$2,638	$2,539
Tenant improvements	17,197	6,088	2,333	4,039	11,359
Leasing costs	6,315	4,948	3,029	2,737	6,076

Total non-incremental	26,594	13,329	8,969	9,414	19,974

Incremental (1)
Bldg / construction / dev	1,174	417	439	250	1,559
Tenant improvements	6	0	0	0	19
Leasing costs	2,531	0	0	0	0

Total incremental	3,711	417	439	250	1,578

Total capital expenditures	$30,305	$13,746	$9,408	$9,664	$21,552

Tenant improvement commitments (2)
Tenant improvement commitments outstanding as of September 30, 2010	$114,858
New tenant improvement commitments related to leases executed during period	17,313
Tenant improvement commitments fulfilled, expired or other adjustments (3)	(20,781)

Total as of December 31, 2010	$111,390

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties.

(1) Definitions for non-incremental and incremental capital expenditures can be found on pages 29 and 30.

(2) Commitments are unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont’s financial statements. The three largest commitments total approximately $61.0 million, or 55% of total outstanding commitments.

(3) Amount reflects an adjustment for a pre-commencement contraction option exercised by KPMG at Aon Center in Chicago, IL during the fourth quarter of 2010. The tenant improvement commitment associated with the KPMG lease decreased by approximately $3.9 million.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

	For the Twelve	For the Year Ended
	Months Ended December 31, 2010	2009	2008	2007
Renewal Leases
Number of leases	37	34	34	39
Square feet	1,241,481	1,568,895	967,959	1,672,383
Tenant improvements per square foot (1)	$14.40	$12.01	$8.28	$13.19
Leasing commissions per square foot	$8.40	$5.51	$7.17	$7.18
Total per square foot	$22.80	$17.52	$15.45	$20.37

Tenant improvements per square foot per year of lease term	$1.74	$1.44	$1.39	$1.85
Leasing commissions per square foot per year of lease term	$1.02	$0.66	$1.20	$1.01
Total per square foot per year of lease term	$2.76	$2.10	$2.59	$2.86

New Leases
Number of leases	56	28	37	44
Square feet	866,212	700,295	747,919	508,605
Tenant improvements per square foot (1)	$32.65	$45.04	$30.59	$24.93
Leasing commissions per square foot	$11.28	$17.12	$15.95	$10.39
Total per square foot	$43.93	$62.16	$46.54	$35.32

Tenant improvements per square foot per year of lease term	$4.16	$4.05	$3.24	$3.29
Leasing commissions per square foot per year of lease term	$1.44	$1.54	$1.69	$1.37
Total per square foot per year of lease term	$5.60	$5.59	$4.93	$4.66

Total
Number of leases	93	62	71	83
Square feet	2,107,693	2,269,190	1,715,878	2,180,988
Tenant improvements per square foot (1)	$21.90	$22.21	$18.01	$15.93
Leasing commissions per square foot	$9.59	$9.09	$11.00	$7.93
Total per square foot	$31.49	$31.30	$29.01	$23.86

Tenant improvements per square foot per year of lease term	$2.70	$2.42	$2.41	$2.21
Leasing commissions per square foot per year of lease term	$1.18	$0.99	$1.47	$1.10
Total per square foot per year of lease term	$3.88	$3.41	$3.88	$3.31

NOTE: This information is presented for our consolidated office assets only. Short-term leases (leases for a term of less than one year) are excluded from this information.

(1) For leases in which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of December 31, 2010

Location	Number of Properties	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Leased Square Footage (in thousands)	Percent Leased (%)

Chicago	6	$153,709	26.3	4,889	24.0	4,310	88.2
Washington, D.C.	14	122,341	20.9	3,045	14.9	2,788	91.6
New York	8	91,453	15.6	2,920	14.3	2,748	94.1
Minneapolis	4	46,187	7.9	1,612	7.9	1,580	98.0
Los Angeles	5	29,744	5.1	1,144	5.6	913	79.8
Dallas	7	25,767	4.4	1,275	6.2	1,152	90.4
Boston	4	23,764	4.1	583	2.9	562	96.4
Detroit	4	18,905	3.2	929	4.5	794	85.5
Philadelphia	1	14,897	2.5	761	3.7	761	100.0
Atlanta	4	10,605	1.8	750	3.7	455	60.7
Houston	1	9,562	1.6	313	1.5	313	100.0
Nashville	1	6,975	1.2	312	1.5	312	100.0
Phoenix	4	6,287	1.1	557	2.7	344	61.8
Central & South Florida	3	6,192	1.1	299	1.5	264	88.3
Austin	1	5,428	0.9	195	1.0	195	100.0
Portland	4	4,593	0.8	325	1.6	325	100.0
Cleveland	2	3,262	0.6	187	0.9	175	93.6
Denver	1	2,712	0.5	156	0.8	156	100.0
Seattle	1	2,200	0.4	156	0.8	67	42.9

Total / Weighted Average	75	$584,583	100.0	20,408	100.0	18,214	89.2

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of December 31, 2010

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

Governmental Entity	5	1.3	$105,013	18.0	2,528	13.9
Business Services	60	15.0	68,338	11.7	2,170	11.9
Depository Institutions	14	3.5	56,852	9.7	1,790	9.8
Legal Services	10	2.5	38,118	6.5	1,055	5.8
Insurance Carriers	21	5.3	37,016	6.3	1,498	8.2
Petroleum Refining & Related Industries	1	0.3	32,477	5.6	776	4.3
Chemicals & Allied Products	8	2.0	24,706	4.2	736	4.0
Engineering, Accounting, Research, Management & Related Services	26	6.5	22,209	3.8	654	3.6
Nondepository Credit Institutions	12	3.0	20,929	3.6	765	4.2
Communications	33	8.2	17,328	3.0	595	3.3
Security & Commodity Brokers, Dealers, Exchanges & Services	18	4.5	14,825	2.5	532	2.9
Food & Kindred Products	4	1.0	14,214	2.4	423	2.3
Electronic & Other Electrical Equipment & Components, Except Computer	10	2.5	13,959	2.4	622	3.4
Educational Services	7	1.7	11,831	2.0	276	1.5
Transportation Equipment	3	0.7	10,567	1.8	325	1.8
Other	168	42.0	96,201	16.5	3,469	19.1

Total	400	100.0	$584,583	100.0	18,214	100.0

Piedmont Office Realty Trust, Inc.

Other Investments

As of December 31, 2010

INDUSTRIAL PROPERTIES	Location	Percent Ownership (%)	Year Built		Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

112 Hidden Lake Circle	Duncan, SC	100	1987		$9,853	313.4	100.0
110 Hidden Lake Circle	Duncan, SC	100	1987		13,240	473.4	36.8

					$23,093	786.8	61.9

UNCONSOLIDATED JOINT VENTURE PROPERTIES (1)	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

360 Interlocken	Broomfield, CO	4	1996	$237	$6,431	51.7	100.0
47300 Kato Road	Fremont, CA	78	1982	2,668	3,442	58.4	0.0
20/20 Building	Leawood, KS	57	1992	2,603	4,586	68.3	90.6
4685 Investment Drive	Troy, MI	55	2000	5,172	9,402	77.1	100.0
5301 Maryland Way	Brentwood, TN	55	1989	11,073	20,129	201.2	100.0
8560 Upland Drive	Parker, CO	72	2001	7,685	10,690	148.2	100.0
Two Park Center	Hoffman Estates, IL	72	1999	11,575	16,101	193.7	83.0

				$41,013	$70,781	798.6	87.8

LAND PARCELS	Location					Acres

Portland Land Parcels	Beaverton, OR					18.2
Enclave Parkway	Houston, TX					4.5
Durham Avenue	South Plainfield, NJ					8.9
Corporate Court	Holtsville, NY					10.0
State Highway 161	Irving, TX					4.5

						46.1

STRUCTURED FINANCE	Location				Book Value ($’s in thousands)

Mezzanine Loan (2)	Chicago, IL				$48,171
Mezzanine Loan (2)	Chicago, IL				12,973

					$61,144

(1) On October 15, 2010, Piedmont sold it's 4% ownership in 14400 Hertz Quail Springs Parkway, a 57,000 square foot building in Oklahoma City, OK.

(2) Secured by a pledge of the equity interest of the entity owning a 46-story, Class A commercial office building located in downtown Chicago. For additional information on this investment, please refer to our Quarterly Report on Form 10-Q as of and for the period ended September 30, 2010 or our Annual Report on Form 10-K as of and for the period ended December 31, 2010.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of these non-GAAP measures are presented on pages 32-35.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding rental abatements and rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as impairment losses and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs’ equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations and income associated with property management performed by Piedmont for other organizations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. Such factors can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets’ income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was dark at acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interests in eight properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties and unconsolidated joint venture assets. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties and unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	John W. Guinee, III	Brendon Maiorana
BMO Capital Markets	Stifel, Nicolaus & Company	Wells Fargo
3 Time Square	One South Street	7 St. Paul Street
New York, NY 10036	16th Floor	MAC R1230-011
Phone: (212) 885-4170	Baltimore, MD 21202	Baltimore, MD 21202
	Phone: (443) 224-1307	Phone: (443) 263-6516

Anthony Paolone, CFA	David B. Rodgers, CFA	Stephen C. Swett
JP Morgan	RBC Capital Markets	Morgan Keegan & Co.
277 Park Avenue	Arbor Court	535 Madison Avenue
New York, NY 10172	30575 Bainbridge Road, Suite 250	10th Floor
Phone: (212) 622-6682	Solon, OH 44139	New York, NY 10022
	Phone: (440) 715-2647	Phone: (212) 508-7585

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

Net income attributable to Piedmont	$28,700	$40,584	$19,636	$31,460	$25,946	$120,379	$74,700

Net income attributable to noncontrolling interest	122	158	125	125	119	531	478
Interest expense	17,378	17,359	18,933	19,091	19,488	72,761	77,743
Depreciation	26,995	26,339	26,050	26,428	27,434	105,814	107,510
Amortization	11,623	11,119	11,104	11,488	16,274	45,334	57,708
Impairment loss on real estate assets	-	53	9,587	-	-	9,640	37,633
Gain / loss on sale of property	792	-	-	-	-	792	-

Core EBITDA	85,610	95,612	85,435	88,592	89,261	355,251	355,772

General & administrative expenses	7,934	7,001	7,993	6,696	6,297	29,624	27,558
Management fee revenue	(948)	(806)	(705)	(753)	(928)	(3,212)	(3,111)
Interest and other income	(491)	(993)	(1,036)	(969)	(652)	(3,489)	(4,450)
Lease termination income	(2,589)	(4,230)	(479)	(496)	(1,982)	(7,794)	(2,764)
Lease termination expense - straight line rent & acquisition intangibles write-offs	461	131	679	67	552	1,338	1,353
Straight line rent adjustment	(3,791)	(3,053)	(1,463)	1,006	(2,619)	(7,300)	(2,809)
Net effect of amortization of above/(below) market in-place lease intangibles	(1,457)	(1,510)	(1,525)	(1,426)	(1,212)	(5,919)	(4,939)

Core net operating income	84,729	92,152	88,899	92,717	88,717	358,499	366,610

Acquisitions	881	2	-	-	-	883	-
Dispositions	(1,119)	(1,686)	(1,683)	(1,681)	(1,672)	(6,169)	(6,667)
Industrial properties	(347)	(91)	(91)	(273)	(638)	(803)	(2,559)
Unconsolidated joint ventures	(1,165)	(1,217)	(1,186)	(1,268)	(1,156)	(4,835)	(4,793)

Same Store NOI	$82,979	$89,160	$85,939	$89,495	$85,251	$347,575	$352,591

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

Equity in Income of Unconsolidated JVs	$630	$619	$647	$737	$672	$2,633	$104

Interest expense	-	-	-	-	-	-	-

Depreciation	310	329	337	348	344	1,324	1,437

Amortization	101	101	101	101	101	403	408

Impairment loss	-	53	-	-	-	53	2,570

Gain/loss on sale of property	(25)	-	-	-	-	(25)	-

Core EBITDA	1,016	1,102	1,085	1,186	1,117	4,388	4,519

General & administrative expenses	73	40	38	66	71	217	165

Interest and other income	-	-	-	-	-	-	-

Core net operating income (accrual basis)	1,089	1,142	1,123	1,252	1,188	4,605	4,684

Straight-line effects of lease revenue	77	76	64	17	(31)	235	114

Net effect of amortization of above/(below) market in-place lease intangibles	(1)	(1)	(1)	(1)	(1)	(5)	(5)

Core net operating income (cash basis)	$1,165	$1,217	$1,186	$1,268	$1,156	$4,835	$4,793

Piedmont Office Realty Trust, Inc.

FFO/ Core FFO/ AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

Net income attributable to Piedmont	$28,700	$40,584	$19,636	$31,460	$25,946	$120,379	$74,700

Depreciation	26,821	26,163	25,872	26,250	27,264	105,107	106,878
Amortization	11,623	11,119	11,104	11,488	16,274	45,334	57,708
Gain / (loss) on sale of property	792	0	0	0	0	792	0

Funds from operations	67,936	77,866	56,612	69,198	69,484	271,612	239,286

Impairment loss	0	53	9,587	0	0	9,640	37,633

Core funds from operations	67,936	77,919	66,199	69,198	69,484	281,252	276,919

Depreciation of non real estate assets	173	176	178	178	171	707	632
Stock-based and other non-cash compensation expense	1,223	1,095	711	653	671	3,681	3,178
Deferred financing cost amortization	608	607	696	696	696	2,608	2,786
Straight-line effects of lease revenue	(3,456)	(2,921)	(784)	1,073	(1,618)	(6,088)	(997)
Amortization of lease related intangibles	(1,331)	(1,510)	(1,525)	(1,426)	(1,663)	(5,793)	(5,399)
Income from amortization of discount on purchase of mezzanine loans	(473)	(569)	(694)	(668)	(334)	(2,405)	(2,278)

Non-incremental capital expenditures	(26,594)	(13,329)	(8,969)	(9,414)	(19,974)	(58,305)	(46,452)

Adjusted funds from operations	$38,086	$61,468	$55,812	$60,290	$47,433	$215,657	$228,389

Piedmont Office Realty Trust, Inc.

Discontinued Operations

Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended

	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

Revenues:
Rental income	$1,063	$1,595	$1,594	$1,594	$1,594	$5,846	$6,377
Tenant reimbursements	-	-	-	(2)	-	(2)	3
Property management fee revenue	-	-	-	-	-	-	-
Other rental income	-	-	-	-	-	-	-

Total revenues	1,063	1,595	1,594	1,592	1,594	5,844	6,380

Operating expenses:
Property operating costs	8	5	8	8	19	31	101
Depreciation	-	-	130	389	389	519	1,556
Amortization	-	-	-	-	-	-	-
General and administrative	38	156	2	10	7	205	78

Total operating expenses	46	161	140	407	415	755	1,735

Operating income, excluding impairment loss and loss on sale	1,017	1,434	1,454	1,185	1,179	5,089	4,645

Impairment loss	-	-	(9,587)	-	-	(9,587)	-
Loss on sale	(817)	-	-	-	-	(817)	-

Income from discontinued operations	$200	$1,434	$(8,133)	$1,185	$1,179	$(5,315)	$4,645

Piedmont Office Realty Trust, Inc. Supplemental Operating & Financial Data Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: our ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to our assets, including, but not limited to, receivables, real estate assets and other intangible assets; the success of our real estate strategies and investment objectives; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; our ability to continue to qualify as a REIT under the Internal Revenue Code; the impact of outstanding or potential litigation; and other factors detailed in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q as of and for the period ended September 30, 2010 and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.